SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


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                                  LODGIAN, INC.
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                (Name of Registrant as Specified In Its Charter)

                             EDGECLIFF HOLDINGS, LLC
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                             EDGECLIFF HOLDINGS, LLC
                               207 Grandview Drive
                          Fort Mitchell, Kentucky 41017


                                                              September 15, 2000

Dear Former Servico Stockholder:

         We are the largest stockholder of Lodgian, Inc., and are currently soliciting proxies to elect our nominees to Lodgian's Board of Directors and in support of our stockholder proposal to be presented at Lodgian's 2000 annual meeting.

         Our records indicate that you are a former stockholder of Servico, Inc. Based on a statement contained in Lodgian's 1999 proxy materials, we had believed that former Servico stockholders who, like yourself, had not formally exchanged their share certificates for Lodgian share certificates were not entitled to vote at Lodgian's 2000 annual meeting. We now understand that this is not the case. Accordingly, we have enclosed our proxy materials for your consideration, and ask that you disregard any statement in our proxy materials disclaiming your right to vote at the annual meeting.

         Thank you for your support.


                                        Sincerely,

                                        William J. Yung

                                        President
                                        Edgecliff Holdings, LLC